EXHIBIT 21
SUBSIDIARIES OF THE COMPANY
As of February 27, 2008

Place of
Name	Organization
Ardea Beverage Company	Delaware
Beverage Plastics, LLC	Delaware
Caribbean Flavors, Ltd. f/k/a PepsiAmericas Caribbean, Inc.	Delaware
Caribbean Juices Limited	United Kingdom
Central K, Inc.	Florida
Cove Development Corp.	Delaware
DakBev, LLC	Delaware
Delta Beverage Group, Inc.	Delaware
DiLoreto & Sons, Inc.	Florida
Dove Vending, Inc.	Ohio
Environ of Inverrary, Inc.	Florida
Favarosi Asvanyviz es Uditoipari Reszvenytarsasag	Hungary
GB Czech LLC	Delaware
GB International, Inc.	Delaware
GB Slovak LLC	Delaware
Genadco Advertising Agency, Inc.	Illinois
General Bottlers CR s.r.o.	The Czech Republic
General Bottlers of Hungary, Inc.	Delaware
Globe Transport, Inc.	Delaware
IC Equities, Inc.	Delaware
Illinois Center Corporation	Delaware
Iowa Vending, Inc.	Delaware
Limited Liability Company “Sandora”	Ukraine
Marquette Bottling Works, Inc.	Michigan
Mid-America Improvement Corp.	Illinois
Northern Michigan Vending, Inc.	Michigan
P-A Barbados Bottling Company, LLC	Delaware
P-A Bottlers (Barbados) SRL	Barbados
P-Americas, Inc.	Delaware
P-Americas, LLC	Delaware
PAS Beverages Ltd.	Bermuda
PAS International, Ltd.	Bermuda
PAS Luxembourg, S.a.r.l.	Luxembourg
PAS Netherlands B.V.	Netherlands
PAS Snacks Ltd.	Bermuda
PCGB (BVI) Ltd.	British Virgin Islands
PepsiAmericas Commissary Services, Inc.	Delaware
PepsiAmericas Foundation	Illinois
PepsiAmericas Kft	Hungary
PepsiAmericas PR, LLC	Delaware
PepsiAmericas Vending, LLC	Delaware
PepsiAmericas, Inc.	Delaware
Pepsi-Cola (Bahamas) Bottling Company Limited	Bahamas
Pepsi-Cola Bottling Company of Ft. Lauderdale-Palm Beach, Inc.	Florida
Pepsi-Cola General Bottlers IL, LLC	Delaware
Pepsi-Cola General Bottlers of Indiana, Inc.	Delaware
Pepsi-Cola General Bottlers of Iowa, Inc.	Iowa
Pepsi-Cola General Bottlers of Mansfield, Inc.	Ohio
Pepsi-Cola General Bottlers of Ohio, Inc.	Delaware
Pepsi-Cola General Bottlers Poland Sp.z.o.o.	Poland
Pepsi-Cola General Bottlers, Inc.	Delaware
Pepsi-Cola General Bottlers, KY, LLC	Delaware
Pepsi-Cola General Bottlers, LLC	Delaware

Place of
Name	Organization
Pepsi-Cola Jamaica Bottling Company Limited	Jamaica
Pepsi-Cola Puerto Rico Distributing, LLC	Delaware
Pepsi-Cola Puerto Rico Manufacturing, LLC	Delaware
Pepsi-Cola SR s.r.o.	Republic of Slovakia
Pepsi-Cola Trinidad Bottling Company Limited	Trinidad and Tobago
Quadrant-Amroq Beverages Moldova S.A.	Moldova
Quadrant-Amroq Beverages, s.a.r.l.	Romania
Quadrant-Amroq Bottling Company Limited	British Virgin Islands
S & T of Mississippi, Inc.	Mississippi
Sandora Holdings B.V.	Netherlands
Sharepower, Inc.	Delaware
South Properties, Inc.	Illinois
Subsidiary Enterprise “Mykolayiv Juice Factory”	Ukraine
Subsidiary Enterprise “Sandora Stroy”	Ukraine
Subsidiary Enterprise “Trade House Sandora”	Ukraine
Vitarom Impex s.r.l.	Romania
Vitarom S.A.	Romania
Whitman Corporation	Delaware
Whitman Finance, Inc.	Delaware
Whitman Insurance Co., Ltd.	Vermont
Whitman Leasing, Inc.	Delaware